UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01.	Other Events.

Silgan Holdings Inc., or the Company, is filing this Current Report on Form 8-K to illustrate the presentation of comprehensive income under a new accounting pronouncement with respect to the financial information contained in its Annual Report on
Form 10-K for the year ended December 31, 2011, in connection with the Company’s Registration Statement on Form S-4 which is being filed to register its 5% Senior Notes due 2020 under the Securities Act of 1933, as amended, to be offered in exchange for its outstanding 5% Senior Notes due 2020.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, the Financial Accounting Standards Board issued an accounting standards update in June 2011 which amends the guidance for presenting comprehensive income. This amendment required the Company to present the components of net income and other comprehensive income either as one continuous statement or as two consecutive statements effective January 1, 2012 with retrospective application required. The Company elected to present two consecutive statements in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Adoption of this amendment did not have an effect on the financial position, results of operations or cash flows of the Company.

The following presents the Company’s unaudited Consolidated Statements of Comprehensive Income for each of the three years in the period ended December 31, 2011, and should be read in conjunction with the information in its Annual Report on Form 10-K for the year ended December 31, 2011.

Silgan Holdings Inc.

Consolidated Statements of Comprehensive Income

For the years ended December 31, 2011, 2010 and 2009

(Dollars in thousands)

(Unaudited)

	2011	2010	2009

Net income	$193,173	$144,646	$159,409

Other comprehensive (loss) income:
Changes in net prior service credit and actuarial losses, net of tax benefit (provision) of $16,045, $654, and $(8,435), respectively	(25,602)	(3,809)	11,099
Change in fair value of derivatives, net of tax benefit (provision) of $65, $(882) and $664, respectively	(127)	1,200	(735)
Foreign currency translation, net of tax (provision) of $(6,469), $(6,248), and $(1,272), respectively	(26,527)	(4,816)	9,896

Other comprehensive (loss) income	(52,256)	(7,425)	20,260

Comprehensive income	$140,917	$137,221	$179,669

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date: June 22, 2012

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